
  First Health Group Corp. and Subsidiaries                EXHIBIT 11
  COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
  (Unaudited)

                                                Three Months Ended March 31,
                                                ----------------------------
                                                     1999          1998
                                                  ----------    ----------
  Net income .............................       $17,580,000   $23,103,000
                                                  ==========    ==========
  Weighted average number of common shares
    outstanding:

    Shares outstanding from beginning of period   53,463,000    63,890,000

    Other issuances of common stock ......            40,000       486,000

    Purchases of treasury stock ..........          (751,000)     (666,000)
                                                  ----------    ----------
  Weighted average common and common share
    equivalents...........................        52,752,000    63,710,000
                                                  ==========    ==========

  Net income  per common share............       $       .33   $       .36
                                                  ==========    ==========

  First Health Group Corp. and Subsidiaries                EXHIBIT 11
  COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
  (Unaudited)

                                                Three Months Ended March 31,
                                                ----------------------------
                                                     1999         1998
                                                  ----------    ----------
  Net income .............................       $17,580,000   $23,103,000
                                                  ==========    ==========
  Weighted average number of common shares
    outstanding:

    Shares outstanding from beginning of period   53,463,000    63,890,000

    Other issuances of common stock ......            40,000       486,000

    Purchases of treasury stock ..........          (751,000)     (666,000)

    Common Stock Equivalents:

    Additional equivalent shares issuable from
      assumed exercise of common stock options       356,000     1,174,000
                                                  ----------    ----------

  Weighted average common and common share
    equivalents...........................        53,108,000    64,884,000
                                                  ==========    ==========

  Net income per common share.............       $       .33   $       .36
                                                  ==========    ==========